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                                                                   EXHIBIT 10.27

                         TRIANGLE PHARMACEUTICALS, INC.


                           INVESTORS' RIGHTS AGREEMENT


                             -----------------------


                                  May 21, 1996

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

1.   Registration Rights . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Company Registration . . . . . . . . . . . . . . . . . . . . . . .   2
     1.3  Obligations of the Company . . . . . . . . . . . . . . . . . . . .   3
     1.4  Furnish Information. . . . . . . . . . . . . . . . . . . . . . . .   4
     1.5  Expenses of Registration . . . . . . . . . . . . . . . . . . . . .   4
     1.6  Underwriting Requirements. . . . . . . . . . . . . . . . . . . . .   4
     1.7  Delay of Registration. . . . . . . . . . . . . . . . . . . . . . .   5
     1.8  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . .   5
     1.9  Reports Under Securities Exchange Act of 1934. . . . . . . . . . .   7
     1.10 No Assignment of Registration Rights . . . . . . . . . . . . . . .   8
     1.11 "Market Stand-Off" Agreement . . . . . . . . . . . . . . . . . . .   8
     1.12 Termination of Registration Rights . . . . . . . . . . . . . . . .   9

2.   Burrill & Craves Covenants. . . . . . . . . . . . . . . . . . . . . . .   9
     2.1  Limits on Transfer of Registrable Securities . . . . . . . . . . .   9
     2.2  Company Right of First Refusal . . . . . . . . . . . . . . . . . .   9
     2.3  Termination of Company Option. . . . . . . . . . . . . . . . . . .  10

3.   Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
     3.1  Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .  10
     3.2  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.3  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.4  Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . .  11
     3.5  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.6  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
     3.7  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . .  11
     3.8  Superior Rights Granted to Preferred Holders . . . . . . . . . . .  11
     3.9  Additional Investors . . . . . . . . . . . . . . . . . . . . . . .  12
     3.10 Termination of Rights upon Repurchase. . . . . . . . . . . . . . .  12
     3.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.12 Aggregation of Stock . . . . . . . . . . . . . . . . . . . . . . .  12
     3.13 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . .  13
     3.15 Representation . . . . . . . . . . . . . . . . . . . . . . . . . .  13

SCHEDULE A     Schedule of Investors


                                       i.

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                           INVESTORS' RIGHTS AGREEMENT


          THIS INVESTORS' RIGHTS AGREEMENT is made as of the 21st day of May, 1996, by and among Triangle Pharmaceuticals, Inc., a Delaware corporation (the "Company"), and the investors listed on SCHEDULE A attached hereto, each of which is referred to herein individually as an "Investor" and all of which are referred to herein collectively as the "Investors."

                                    RECITALS

          WHEREAS, the Company has issued to one of the Investors, Burrill & Craves (sometimes referred to herein as "Burrill"), a Stock Purchase Warrant of even date herewith (the "Warrant") pursuant to which the Company has granted to Burrill the right to purchase shares of the Series A Preferred Stock and/or Common Stock of the Company (the "Warrant Shares");

          WHEREAS, in order to induce the Company to issue the Warrant to Burrill and to induce Burrill to purchase the Warrant, Burrill and the Company hereby agree that this Agreement shall govern the rights of Burrill and all other Investors that may become parties to this Agreement pursuant to the provisions of Section 3.9 hereof to cause the Company to register (i) the shares of Common Stock issued by the Company upon exercise of the Warrant and/or upon conversion of the Series A Preferred Stock issuable upon exercise of the Warrant and (ii) any other securities which may be included in the definition of "Registrable Securities" pursuant to the provisions of Section 3.9 hereof, and certain other matters as set forth herein.

          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          1. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

          1.1  DEFINITIONS.  For purposes of this Section 1:

          (a)  The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (d) The term "Preferred Holder" shall mean any existing or future holder of the Company's preferred stock or other securities with dividend, liquidation or redemption rights that are senior to the rights of the Company's Common Stock ("Preferred Stock"), whether purchased prior to the date of this Agreement or after the date hereof, but shall not include Burrill or any other Investor.

          (e) The term "Preferred Rights Agreement" shall mean any existing or future agreement pursuant to which the Company grants registration, first offer and/or other related rights to purchasers of the Company's Preferred Stock, including, without limitation, that certain Amended and Restated Investors' Rights Agreement dated as of October 31, 1995, and any and all amendments to any such agreement, whether executed prior to the date of this Agreement or after the date hereof, and any future agreements.

          (f) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" means (i) the Common Stock issued by the Company upon exercise of the Warrant and the Common Stock issued by the Company upon conversion of the Series A Preferred Stock, if any, issued upon exercise of the Warrant and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above.

          (h) The number of shares of "Registrable Securities then outstanding" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

          (i)  The term "SEC" shall mean the Securities and Exchange Commission.

          1.2 COMPANY REGISTRATION. Subject to the terms of this Agreement, including, without limitation, the terms of Section 3.8, if (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investors) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration in connection with the Company's initial public offering, a registration relating solely to the sale of securities to participants in a Company stock plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in connection with a


                                       2.

transaction subject to SEC Rule 145 or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give each Investor written notice of such registration. Upon the written request of each Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.6, cause to be registered under the Act all of the Registrable Securities that each such Investor has requested to be registered.

          1.3  OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Investors, keep such registration statement effective for a period of up to the earlier of one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Investors such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.


                                       3.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investors; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Investor of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          1.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Investor's Registrable Securities.

          1.5 EXPENSES OF REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section
1.2 for each Investor, including (without limitation) all registration, filing, and qualification fees and printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and disbursements of counsel for the selling Investors.

          1.6 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.2 to include any of an Investor's Registrable Securities in such underwriting unless such Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold


                                       4.

other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata (as nearly as practicable) among the selling stockholders participating in the offering according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders); PROVIDED, HOWEVER, that the Investors shall be entitled to include their Registrable Securities in such offering only to the extent that the inclusion of their Registrable Securities will not reduce the amount of the securities of any Preferred Holder exercising registration rights under any Preferred Rights Agreement included in the offering and then only to the extent permitted by the Company in its sole discretion. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

          1.7 DELAY OF REGISTRATION. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Investor, any underwriter (as defined in the Act) for such Investor and each person, if any, who controls such Investor or such underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or any rule or regulation promulgated under the Act, or the 1934 Act; and the Company will pay to


                                       5.

each such Investor and each such underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to an Investor or any such underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with registration by such Investor or such underwriter or controlling person.

          (b) To the extent permitted by law, each selling Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other person selling securities in such registration statement and any controlling person of any such underwriter or other person, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration; and each such Investor will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided further that in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by such Investor.

          (c)  Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the


                                       6.

indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f)  The obligations of the Company and the Investors under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

          1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Investors the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

          (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and


                                       7.

          (c) furnish to any Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

          1.10 NO ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may not be assigned by any Investor.

          1.11 "MARKET STAND-OFF" AGREEMENT. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

          (a) Such agreement shall not exceed one hundred eighty (180) days for the first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

          (b) Such agreement shall not exceed ninety (90) days for any subsequent registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

          (c) An Investor shall not be subject to such agreement unless all executive officers and directors of the Company enter into similar agreements and all other holders of other registration rights are subject to or obligated to enter into similar agreements.

          In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.


                                       8.

          1.12 TERMINATION OF REGISTRATION RIGHTS. No Investor shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public, (ii) such time as the Investor can sell all of its Registrable Securities under Rule 144(k) (or successor rule) promulgated by the SEC or (iii) after all of the Investor's Registrable Securities have been sold under a registration statement filed pursuant to the provisions of this
Section 1.

          2. BURRILL & CRAVES COVENANTS. Burrill acknowledges and agrees that upon its exercise of the Warrant, the following provisions shall apply to its rights as a holder of the Warrant Shares:

          2.1 LIMITS ON TRANSFER OF REGISTRABLE SECURITIES. Except as provided below in this Section 2.1, Burrill shall have no right to transfer any of the Warrant Shares or the shares of Common Stock issuable upon conversion of any Warrant Shares (collectively, the "Securities"); PROVIDED, HOWEVER, that the foregoing restriction shall not apply to any transfers to the directors and employees of Burrill or to any transfers to trusts for the benefit of such persons (such persons and trusts are referred to herein collectively as the "Permitted Transferees") so long as each Permitted Transferee shall furnish the Company with a written agreement in form satisfactory to the Company to be bound by and comply with all provisions of this Agreement, including, without limitation, the provisions of Section 2.

          2.2 COMPANY RIGHT OF FIRST REFUSAL. In the event Burrill or any Permitted Transferee (the "Transferring Investor") desires to transfer any of the Securities other than transfers to Permitted Transferees as specifically permitted by Section 2.1 above, such Transferring Investor must first comply with the following provisions:

               (a) NOTICE TO THE COMPANY; DETERMINATION OF SALE PRICE. The Transferring Investor must deliver a notice in writing by certified mail ("Notice") to the Company stating (1) his bona fide intention to sell or transfer the Securities, (2) the price, if any, for which he proposes to sell or transfer such Securities and (3) the name of the proposed purchaser or transferee. In the event the proposed transfer is partially or completely in exchange for assets other than cash, then such assets shall be deemed to have a cash value in the amount determined by the Company's Board of Directors in its sole good faith opinion, in which case such cash value ascertained by the Board, when added to any cash to be exchanged shall be deemed the price for which the Transferring Investor proposes to sell or transfer the Securities set forth in the Notice. In the event of a gift, property settlement or other transfer in which the proposed purchaser or transferee is not paying the full price for such Securities, the price shall be deemed to be


                                       9.

the fair market value of such Securities as determined in good faith by the Company's Board of Directors.

               (b) COMPANY RIGHT OF FIRST REFUSAL. The Company shall have an exclusive, irrevocable option (the "Company Option"), at any time within thirty
(30) days of receipt of the Notice, to purchase some or all of the Securities to which the Notice refers at the price per share specified in the Notice (as determined in subsection 2.2(a)). The Company shall exercise the Company Option by written notice signed by an officer of the Company and delivered or mailed to the Transferring Investor (the "Company Settlement Notice"), which notice shall specify the time, place and date for settlement of such purchase.

               (c) COMPANY SETTLEMENT. Within ten (10) days of receipt of the Company Settlement Notice, the Transferring Investor must deliver to the Company all certificates for the Securities being acquired by the Company together with proper assignments in blank of such Securities with signatures properly guaranteed and with such other documents as may be required by the Company to provide reasonable assurance that each necessary endorsement is genuine and effective, and the Company must thereupon deliver to the Transferring Investor full cash payment for the Securities being acquired, provided that if the terms of payment set forth in the Notice were other than cash against delivery, the Company shall have the option in its sole discretion to pay for such Securities in cash or on the same terms and conditions set forth in such Notice.

               (d) TRANSFER OF SECURITIES UPON FAILURE TO EXERCISE OPTION. In the event that less than all of the Securities proposed to be transferred by a Transferring Investor are acquired by the Company pursuant to the Company Option set forth in this Section 2.2, the Transferring Investor may, not later than sixty (60) days following the expiration of the Company Option, conclude a transfer of not less than all of the Securities covered by the Notice not acquired by the Company on terms and conditions not more favorable to the transferee than those described in the Notice. Any proposed transfer on terms and conditions more favorable than those described in the Notice, as well as any subsequent proposed transfer of any Securities by the Transferring Investor, shall again be subject to, and require compliance with, the provisions of this
Section 2.2.

          2.3 TERMINATION OF COMPANY OPTION. The Company Option shall terminate upon the earliest to occur of (i) the third anniversary of the date of this Agreement and (ii) the effective date of a bona fide firm commitment underwritten public offering of the Company's Common Stock registered under the Act on Form S-1 (or any successor form designated by the SEC).

          3.   MISCELLANEOUS.

          3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon



                                       10.

the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          3.3 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be sent to the address indicated for such party on the signature page hereof (provided that any party at any time may change its address by ten (10) days' advance written notice to the other parties), and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) the time of successful facsimile transmission to the party to be notified, (iii) upon deposit with a reputable overnight delivery service, or (iv) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid.

          3.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

          3.8 SUPERIOR RIGHTS GRANTED TO PREFERRED HOLDERS. Each Investor acknowledges and agrees that the registration and other rights granted to such Investor pursuant to this Agreement are subordinate to the rights granted, now or in the future, to any existing or future Preferred Holders, whether such Preferred Holders have


                                       11.

purchased Preferred Stock of the Company prior to the date of this Agreement or purchase Preferred Stock of the Company after the date hereof and whether such rights have been granted to such Preferred Holders prior to the date of this Agreement or are granted to such Preferred Holders after the date hereof. Each Investor hereby consents to any and all amendments and modifications that the Company and any Preferred Holders may make to any Preferred Rights Agreement after the date hereof, including, without limitation, any and all amendments and modifications that materially and adversely affect the rights of such Investor, and further acknowledge and agree that the Company shall not be required to obtain the consent of such Investor to any such amendment or modification to any one or more of the Preferred Rights Agreements. Each Investor shall from time to time execute written instruments, including but not limited to amendments to this Agreement, as necessary to evidence the foregoing subordination as reasonably requested by the Company.

          3.9  ADDITIONAL INVESTORS.    Any individuals and/or entities that
purchase any securities of the Company shall be entitled to become a party to this Agreement, and the addition of such individuals and/or entities as parties to this Agreement and any required amendment of SCHEDULE A in connection therewith shall not be considered an amendment of this Agreement requiring the consent of the Investors. Upon execution of a counterpart signature page to this Agreement by any of such individuals and/or entities, such individuals and/or entities shall become parties to this Agreement to the same extent as if they had executed this Agreement as of the date hereof and shall be included in the definition of "Investor" under this Agreement for all purposes. SCHEDULE A to this Agreement shall be automatically amended as appropriate to reflect the addition of such individuals and/or entities as Investors under this Agreement. The definition of "Registrable Securities" shall also be automatically amended to include the securities issued to such new individuals and/or entities without the need to obtain the consent or signature of the holders of Registrable Securities.

          3.10 TERMINATION OF RIGHTS UPON REPURCHASE. In the event the Company repurchases all of the Registrable Securities held by an Investor, such Investor shall have no further rights and the Company shall have no further obligation to such Investor under this Agreement from the date of such repurchase.

          3.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.12 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.


                                       12.

          3.13 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

          3.14 ATTORNEYS' FEES. In the event of any dispute involving the terms of this Agreement, the prevailing party shall be entitled to collect legal fees and expenses from the other party to the dispute.

          3.15 REPRESENTATION. By executing this Agreement, each Investor acknowledges and agrees that Brobeck, Phleger & Harrison represents the Company solely and that such Investor has been advised to, and has had an opportunity to, consult with its own attorney in connection with this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       13.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE COMPANY:

                                        TRIANGLE PHARMACEUTICALS, INC., a
                                        Delaware corporation



                                        By: /s/ Dr. David Barry
                                           -------------------------------------
                                             Dr. David Barry, Chairman and Chief
                                             Executive Officer

                              Address:  4 University Place
                                        4611 University Drive
                                        Durham, North Carolina  27707
                                        Fax No.:  (919) 493-5925


                                        INVESTORS:


                                        BURRILL & CRAVES



                                        By:  /s/Fred Craves
                                           -------------------------------------

                                        Its: Chairman
                                            ------------------------------------

                              Address:  One Bush Street
                                        San Francisco, California 94104
                                        Fax No. (415) 399-4356




                 [SIGNATURE PAGE TO INVESTORS' RIGHTS AGREEMENT]

                                   SCHEDULE A

                                LIST OF INVESTORS


Name
- ----
Burrill & Craves


                                       A-1